Exhibit To

Form 20-F

June 11, 2007

Norsemont Mining Inc.
Suite 507, 700 West Pender Street
Vancouver, BC
Canada, V6C 1G8

Dear Sirs,

Re: Report on the Constancia Project, Peru

Warwick S. Board, P.Geo., Pr.Sci.Nat., MAusIMM:

- has reviewed the summary of the estimate of resources at the Constancia Project in Peru included in the Form 20-F Registration Statement with an effective date of April 30, 2007 of Norsemont Mining Inc. ("Norsemont");
- confirms that the summary of an estimate of resources concurs with the estimate contained in the NI 43-101 Technical Report for the Constancia Project in Peru dated May 09, 2007, of which I am principal author;
- consents to being referenced in the Form 20-F Registration Statement with an effective date of April 30, 2007; and
- consents to this consent being filed as an Exhibit to Form 20-F Registration Statement with an effective date of April 30, 2007.

Yours Sincerely,

PROFESSIONAL PROVINCE OF Dr. W. S. BOARD #31266 BRITISH COLUMBIA GEOSCIENTIST

Warwick S. Board, P.Geo, Pr.Sci.Nat., MAusIMM